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             OF THE SECURITIES EXCHANGE ACT OF 1934


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     or Section 240.14a-12


                     BATTERIES BATTERIES, INC.
          (Name of Registrant as Specified in its Charter)

            Batteries Batteries Committee to Maximize
                        Shareholder Value

_________________________________________________________________
          (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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     6(i)(4) and 0-11.

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          applies:

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          applies:

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          computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
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
                    BATTERIES BATTERIES, INC.


NOTICE OF CONSENT SOLICITATION BY THE BATTERIES BATTERIES
COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE


To Our Fellow Stockholders:

     This Consent Statement and the accompanying white consent card are being furnished to you by the Batteries Batteries Committee to Maximize Shareholder Value (the "Committee") in connection with the solicitation by the Committee of written consents from the holders of shares of the $.001 par value common stock (the "Common Stock") of Batteries Batteries, Inc. (the "Company") to take the following actions without a meeting of the stockholders as permitted under the Delaware General Corporation
Law:

     1. Removal of Certain Directors: Remove Warren H. Haber and John L. Teeger from the Board of Directors of the Company and any other person or persons who may be elected or appointed to the Board of Directors after the Record Date (as defined below) and prior to the effective date of this stockholder action, including any person who may be elected or appointed as a successor to Mr. Haber or Mr. Teeger (the "Director Removal Proposal"); and

     2. Election of Replacement Directors: Elect Allan S. Kalish and Robert C. Meehan (collectively, the "Committee Nominees") as directors of the Company, each of whom shall serve until the next annual meeting of the stockholders and until his successor is duly elected and has qualified, in order to fill the vacancies on the Board of Directors created by the removal of Messrs. Haber and Teeger (the "Director Election Proposal").

     Only those stockholders of record as of the close of business on April 29, 1998 are entitled to execute a consent pursuant to this consent solicitation (the "Record Date").

     The Committee believes that the Company needs greater shareholder representation on its Board of Directors. The Committee intends that the successors to Messrs. Haber and Teeger will be independent directors who will have no significant economic relationship with the Company (other than through their ownership of Common Stock), in contrast to the management fee agreement which Messrs. Haber and Teeger have arranged for themselves with the Company. By ensuring a greater degree of independence among the members of the Board of Directors, the Committee expects that the Company will become more focused and committed to achieving maximum value for its shareholders. The Committee's concerns and proposals for the future are described in the attached Consent Statement and we urge you to read it carefully.

     The actions proposed to be taken by the Committee pursuant to this consent solicitation may be taken as soon as duly signed consents in favor thereof are received from the holders of a majority of the shares of Common Stock outstanding on the Record Date. However, in order to be effective under the Delaware General Corporation Law, the required number of duly signed consents must be delivered to the Company not later than June 29, 1998. Accordingly, we urge you to complete, date and sign the enclosed white consent card and return it as promptly as possible in the enclosed envelope.

     If you should have any questions or need assistance, please contact the Committee or Beacon Hill Partners, Inc., a proxy solicitation firm engaged by the Committee to assist it in this consent solicitation, as follows:


                   BEACON HILL PARTNERS, INC.

                         (800) 755-5001

                   In New York (212) 843-8500

     We greatly appreciate your support and look forward to working with you in the future as we move forward with the implementation of our plan to revitalize the Company.

BATTERIES BATTERIES COMMITTEE TO
MAXIMIZE SHAREHOLDER VALUE


Stephen Rade            Robert W. Tauber


William S. Sapp, Sr.


Enclosures
May ___, 1998



          Please mark, date, sign and return the
          accompanying white consent card in the
          enclosed envelope as promptly as possible.
          A failure to sign and return the white
          consent card will have the same effect as a vote against the Committee's proposals.

CONSENT STATEMENT

BATTERIES COMMITTEE TO

MAXIMIZE SHAREHOLDER VALUE

May _____, 1998


THE COMMITTEE

     The Committee was organized by Stephen Rade, Executive Vice President and a director of the Company. The other members of the Committee are Robert W. Tauber, a Vice President and director of the Company, and William S. Sapp, Sr., a director of the Company. The Committee was organized for the purpose of effecting a change in the leadership of the Company as described below. The three members of the Committee own beneficially in the aggregate 890,000 shares of Common Stock, representing approximately 17.4% of the shares of Common Stock currently outstanding. The business address and telephone number of the Committee are as follows:

Batteries Committee to Maximize Shareholder Value

c/o Beacon Hill Partners, Inc.
90 Broad Street, 20th Floor
New York, New York  10004

(800) 755-5001


     Additional information concerning the Committee and the Committee Nominees is set forth below in this Consent Statement.

     BACKGROUND OF AND REASONS FOR THE CONSENT SOLICITATION

     The business strategy of the Company is to consolidate the highly fragmented specialty battery industry and cellular accessory distribution industry into one cohesive business entity with a significant competitive advantage. The underlying premise of the Company's business strategy is still valid. However, the leadership of the Company under Warren H. Haber, Chairman of the Board (and until recently, Chief Executive Officer) and John L. Teeger, Vice President and Secretary, has been ineffective because, among other things, each lacks the industry knowledge and management experience required to successfully perform their responsibilities. This has been confirmed by the following results:

     - The Company's first reported net loss of more than $11,000 for the quarter ended December 31, 1997; and

     - The drastic decline in shareholder value as evidenced by a 60% drop in the Company's stock price since the initial public offering two years ago.

     Moreover, during the same period that the value of the Company's shares has been plummeting, Messrs. Haber and Teeger have received from the Company more than $700,000 in management and other fees. Despite the Company's recently reported net loss and decline in shareholder value, Messrs. Haber and Teeger still continued to collect fees from the Company until directed by the Company's commercial lender to cease paying these fees until such time as the Company is in compliance with the financial covenants set forth in its loan agreement with the Company.

     The Company has attributed the only significant "bright spot" in its reported financial results to the division managed by Stephen Rade, President of Advanced Fox and Chairman of the Committee to Maximize Shareholder Value. According to the press release issued by the Company on April 17, 1998, . . . "The Company's previously acquired Advanced Fox and Tauber Electronics operations contributed in excess of 88% of the Company's operating profit and net income during the year. Advanced Fox enjoyed a record year with sharp increases in both sales and operating income, while Tauber rebounded nicely and fully met its sales and profits expectations for the year."

                       THE COMMITTEE PLAN

     The Committee's plan for revitalizing the Company has two critical objectives:

     First, the Committee and the Committee Nominees intend to increase operating margins and asset utilization by effectively integrating the Company's two divisions, thereby taking advantage of significant potential economies of scale.

     Second, the Committee and the Committee Nominees believe that new management can significantly increase sales volume through better management and by leveraging each division's product line and market position.

Increase Operating Margins and Asset Utilization

          - More Cost Effective Sourcing of Product: Rather than purchasing higher cost product domestically, often from direct competitors, product and tooling molds will be increasingly sourced from lower cost overseas producers. This has been done very successfully by one of the Company's divisions and new management's expertise and contacts will be used to achieve the same cost savings for all of the Company's operations.

          -    Coordinate Purchasing and Consolidate Sources of
               Supply: The coordination and rationalization of purchasing, together with the consolidation of sources of supply, will eliminate duplication of effort and redundant inventory, enable the realization of greater volume purchasing discounts, and provide for greater control and more rapid turnover of inventory.

          - Consolidate Sales and Administrative Staffs: By consolidating the Company's existing offices and its administrative and sales staffs, the Company can achieve significant savings in administration and overhead expense -- a step which existing management has long promised, but never implemented.

          - Install New and Improved Information Systems: The purchase of new information systems will permit the Company to integrate its catalog, marketing, sales, fulfillment, inventory control, purchasing, financial control and internal communications functions. The new information systems will include customer and product data bases and be available on a real time basis to all employees in every area of the Company's operations.

          - Eliminate All Unnecessary Corporate Overhead: The Company will close its separate New York City corporate office, will eliminate management fees, travel and other expenses to support non-productive "corporate office" personnel and other unnecessary or extravagant expenses.

Increase Sales Volume

          - Promote Cross-Selling Among Divisions: Since many of the Company's customers use both batteries and cellular accessories, there are significant unrealized opportunities for cross-selling that can easily be capitalized upon with little additional incremental investment.

          -    Coordinate Sales and Marketing Efforts:
               Coordinating sales and marketing efforts alone will lead to a reduction in redundant advertising, printing, mailing and related costs. The coordination of sales and marketing efforts will also lead to more focused and effective sales programs.

          - Organize and Manage Sales More Effectively: The integration and rationalization of sales operations will not only reduce costs, but also lead to increases in sales by eliminating the administrative burdens imposed upon personnel whose principal job is to sell.

          -    Introduce Principles of Team Management:
               Introducing principles of team management to eliminate needless competition between and among the Company's two divisions and ensure that everyone in the organization is pulling together with shared objectives.

                        CONSENT PROCEDURE

     Section 228 of the Delaware General Corporation Law (the "DGCL") provides that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In the case of this consent solicitation, written, unrevoked consents of the holders of a majority of the outstanding shares of Common Stock as of the Record Date must be delivered to the Company as described above to effect the actions as to which consents are being solicited hereunder. Section 228 of the DGCL further provides that no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by Section 228, written consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner required by
Section 228.

     IT IS CURRENTLY THE INTENTION OF THE COMMITTEE TO CEASE THE SOLICITATION OF CONSENTS ONCE THE COMMITTEE HAS DETERMINED THAT VALID AND UNREVOKED CONSENTS REPRESENTING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AS OF THE RECORD DATE HAVE BEEN OBTAINED AND TO DELIVER SUCH CONSENTS TO THE COMPANY IN THE MANNER REQUIRED BY SECTION 228 OF THE DGCL AS SOON AS PRACTICABLE THEREAFTER. WHEN CONSENTS FOR A MAJORITY OF THE COMPANY'S COMMON STOCK HAVE BEEN OBTAINED AND DELIVERED TO THE COMPANY, A SHAREHOLDER WILL BE UNABLE TO REVOKE HIS CONSENT. IF THE COMMITTEE HAS NOT RECEIVED CONSENTS SUFFICIENT TO TAKE THE ACTIONS PROPOSED HEREIN BY THE CLOSE OF BUSINESS ON JUNE 29, 1998, THE COMMITTEE WILL CEASE THE SOLICITATION OF CONSENTS PURSUANT TO THIS CONSENT SOLICITATION AND WILL NOT DELIVER TO THE COMPANY THE CONSENTS THAT THE COMMITTEE HAS RECEIVED.

          Please date, sign, and return the white
          consent card as soon as possible. A failure to do so will have the same effect as a vote against the Committee's proposals.

                    DIRECTOR REMOVAL PROPOSAL

     Section 141(k) of the DGCL provides in pertinent part (subject to certain exceptions not here applicable) that, unless otherwise provided in the certificate of incorporation, any director may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Section 228(a) of the DGCL further provides that any action which may be taken at a meeting of stockholders may be taken without a meeting by written consent. The Committee is soliciting written consents authorizing the removal of Warren H. Haber and John L. Teeger from the Board of Directors without cause and also the removal of any other person or persons who may be elected or appointed to the Board of Directors after the record date and prior to the effective date of the stockholder action which is the subject of this consent solicitation, including any person who may be elected or appointed as a successor to Mr. Haber or Mr. Teeger. The Committee is seeking authority to remove any such subsequently elected or appointed director in order to have the ability to respond to any attempt by the existing Board of Directors:
(i) to "defuse" this consent solicitation by hand-picking a compatible successor to either or both of Mr. Haber and Mr. Teeger, or (ii) to "pack the Board" in an effort to defeat the Committee's goal of effecting a change in the leadership of the Company. Specifically, the bylaws of the Company would permit the Board to appoint a successor to Mr. Haber and Mr. Teeger if either should resign and/or to increase the number of directors and to fill the resulting vacancies by appointing new directors who are opposed to the Committee's goals and objectives.

     Please note that there are currently nine directors in office. In addition to Messrs. Haber and Teeger, the following persons are also directors of the Company: Alan W. Baldwin, Bruce Barnet, Fred Corrado, Stephen Rade, William S. Sapp, Sr., John Simon and Robert W. Tauber. The Committee is seeking the removal only of Messrs. Haber and Teeger (and of any subsequently elected or appointed directors, as discussed above); the other directors will not be affected by this consent solicitation and will remain in office, unless one or more of them should elect to resign.

                   DIRECTOR ELECTION PROPOSAL

     The stockholders of the Company have authority under the DGCL and under the bylaws to elect a successor to a director who is removed from office pursuant to this consent solicitation.
The Committee is soliciting written consents authorizing the election of Allan S. Kalish and Robert C. Meehan to fill the vacancies on the Board of Directors which will be created by the removal of Messrs. Haber and Teeger. Messrs. Kalish and Meehan have both expressed their willingness to serve on the Board of Directors if elected by the stockholders pursuant to this consent solicitation. As discussed above, the members of the Committee (i.e., Messrs. Rade, Tauber and Sapp, Sr.) and the Committee Nominees (i.e., Messrs. Kalish and Meehan) will constitute a majority of the reconstituted Board of Directors and intend to terminate Mr. Haber (who is currently Chairman of the Board of the Company) and Mr. Teeger (who is currently a Vice President and Secretary of the Company and who was also Chief Financial Officer of the Company until his resignation from that position in January of this year). The members of the Committee and the Committee Nominees further intend to elect Mr. Rade as Chairman of the Board and Ronald E. Badke (who is currently a Vice President and Chief Financial Officer of the Company) as Secretary of the Company and expect that Mr. Baldwin, who became President and Chief Executive Officer of the Company in January of 1998, will retain both of these positions.

 INFORMATION CONCERNING THE COMMITTEE AND THE COMMITTEE NOMINEES

     Information concerning the members of the Committee is set forth below:

                          Stephen Rade

     Stephen Rade, age 59, is Executive Vice President and a director of the Company, positions he has held since 1996.
Mr. Rade is the President of Advanced Fox Antenna, one of the Company's two business divisions. Prior to joining the Company, Mr. Rade was President and sole shareholder of Advanced Fox Antenna, Inc. ("Advanced Fox"), which he founded in 1990 and which he sold to the Company in 1996. Under Mr. Rade's leadership, Advanced Fox increased its sales and net income from approximately $1.0 Million and a net loss of $100,000 since its founding in 1990, to $9.5 Million and $850,000, respectively, in 1995, the last full calendar year before Advanced Fox was acquired by the Company. If the Committee's proposals are adopted pursuant to this consent solicitation, it is intended that Mr. Rade will replace Warren H. Haber as Chairman of the Board of the Company. Mr. Rade owns 645,000 shares of Common Stock, which he acquired in connection with the acquisition of Advanced Fox by the Company in April of 1996 and has not purchased or sold any shares of Common Stock since that time. Mr. Rade has pledged to purchase an additional 25,000 shares of Common Stock following the adoption of the Committee's proposals by the stockholders.

                        Robert W. Tauber

     Robert W. Tauber, age 73, is a Vice President and a director of the Company, positions which he has held since 1996.
Mr. Tauber also served as President of Tauber Electronics, one of the Company's two divisions until his retirement in February of this year. Prior to joining the Company, Mr. Tauber was President and sole shareholder of Tauber Electronics, Inc. ("Tauber Electronics"), which he founded in 1975 and which he sold to the Company in 1996. Under Mr. Tauber's leadership, Tauber Electronics increased its sales and net income from approximately $50,000 and $2,000 since its founding in 1975, to $10.3 Million and $576,000, respectively, in 1997. Mr. Tauber acquired 300,000 shares of Common Stock in connection with the acquisition of Tauber Electronics by the Company in April of 1996 and sold 45,000 shares in December of 1997; Mr. Tauber has not otherwise purchased or sold any shares of Common Stock since that time. Mr. Tauber currently owns 195,000 shares of Common Stock.

                      William S. Sapp, Sr.

     William Schlesinger Sapp (referred to herein as "William S. Sapp, Sr."), age 66, is a private investor and a director of the Company, a position he has held since 1997. Prior to his retirement in 1997, Mr. Sapp was the President of Battery Network, Inc. and its affiliated companies and businesses (collectively, "Battery Network"), which he founded in 1966 and which he sold to the Company in 1997. Under Mr. Sapp's leadership, Battery Network increased its sales and net income from approximately $100,000 and $10,00 since its founding in 1966 to $23.5 Million and $1.8, respectively, in 1996. Mr. Sapp and his family acquired a total of 550,000 shares of Common Stock in connection with the acquisition of Battery Network in January of 1997. Mr. Sapp has not otherwise acquired or sold shares of Common Stock during the past two years. Mr. Sapp currently owns 6,000 shares of Common Stock.

     Information concerning the Committee Nominees is set forth below:

                         Allan S. Kalish

     Allan S. Kalish, age 72, is the owner of Kalish & Associates, a consulting firm specializing in marketing, advertising and public relations, which he founded in 1986. Kalish & Associates serves advertisers, marketers and advertising agencies throughout the country, including three New York Stock Exchange companies. The business address of Kalish & Associates is 828 Youngeford Road, Gladwyne, Pennsylvania 19035. Prior to founding Kalish & Associates, Mr. Kalish managed Kalish & Rice, Inc., one of the largest advertising agencies in Philadelphia. Mr. Kalish served as a member of the Board of Directors of Checkpoint Systems, Inc., a New York Stock Exchange company, from 1993 to 1997. Mr. Kalish holds no current position with the Company, but his substantial experience in advertising and public relations will be of great value to the reconstituted Board of Directors and New Management of the Company. Mr. Kalish has neither bought nor sold any shares of Common Stock during the past two years, but has pledged to purchase 10,000 shares if he is elected to the Board of Directors pursuant to this Consent Solicitation.

                        Robert C. Meehan

     Robert C. Meehan, age 51, is a principal of Carriage House Investments, a private investment fund which invests in publicly traded securities. The business address of Carriage House Investments is 11 Johnson Avenue, Binghamton, New York 19035. Prior to joining Carriage House Investments in 1994, Mr. Meehan was a principal of R.C. Meehan & Associates, a corporate finance consulting firm which he founded in 1986. Mr. Meehan holds no current position with the Company, but his substantial experience in capital markets transactions and corporate finance will be of great value to the reconstituted Board of Directors and new management of the Company. Mr. Meehan currently owns 79,950 shares of Common Stock. Information relating to the purchase and sale of shares of Common Stock by Mr. Meehan during the past two years is set forth in Appendix A to this Consent Statement.

     The Committee does not expect that either of the Committee Nominees will be hereafter unable or unwilling to serve on the Board of Directors, but, in such event, the shares represented by the enclosed white consent card will be voted for a substitute candidate or candidates to be selected by the Committee in its discretion.

                      CERTAIN TRANSACTIONS

     In April of 1996, the Company acquired Advanced Fox, a corporation owned by Stephen Rade. This acquisition is described at page 25 of the Registration Statement on Form S-1
(No. 33-89039) filed by the Company with the Securities and Exchange Commission (the "SEC") and is hereby incorporated by reference. In consideration for the sale of Advanced Fox, Mr. Rade received 645,000 shares of Common Stock, having an aggregate market value of approximately $3.2 Million at the time of the closing; the market value of those shares has declined to $1.4 million as of May 1, 1998.

     In April of 1996, the Company acquired Tauber Electronics, a corporation owned by Robert W. Tauber. This acquisition is described at page 25 of the Registration Statement on Form S-1 (No. 33-89039) filed by the Company with the SEC and is hereby incorporated by reference. In consideration for the sale of Tauber Electronics, Mr. Tauber received 300,000 shares of Common Stock, having an aggregate market value of approximately
$1.5 Million at the time of the closing; the market value of those shares has declined to $656,000 as of May 1, 1998.

     In January of 1997, the Company acquired Battery Network. Battery Network was owned by William S. Sapp, Sr. and his spouse and by his three children, William S. Sapp, Sr., James Sapp and Susan Sapp Grandt (collectively, the "Sapp Family"). Pursuant to the acquisition of Battery Network, the Company entered into employment agreements with each of William S. Sapp, Jr., James Sapp and Susan Sapp Grandt, none of whom are currently employed by the Company. This acquisition is described in Item 2 of the Current Report on Form 8-K dated January 7, 1997 filed by the Company with the SEC and is hereby incorporated by reference. In consideration for the sale of Battery Network, the Sapp family received 550,000 shares of Common Stock, having an aggregate market value of approximately $2.5 Million at the time of the closing; the market value of those shares has declined to approximately $1.2 million as of May 1, 1998.

     In connection with its acquisition of Advanced Fox, the Company entered into an employment agreement with Stephen Rade. This agreement provides for Mr. Rade to receive a salary of $150,000 per year for a term of three years and obligates the Company to continue such compensation for the full three year term in the event of a termination of Mr. Rade's employment by the Company without cause. In addition, the agreement contains a covenant under which Mr. Rade has agreed not to compete with the Company or to solicit any Company employees for a period of five years, subject to a shorter period should the Company breach the agreement.

     In connection with its acquisition of Tauber Electronics, the Company entered into a two year employment agreement with Robert W. Tauber under the terms of which Mr. Tauber received a salary of $150,000 during the first year of the agreement and a salary of $120,000 during the second year of the agreement.
Mr. Tauber's employment agreement expired on April 11, 1998. However, the agreement contains a covenant under which Mr. Tauber has agreed not to compete with the Company or to solicit any Company employees for a period of five years.

     The principal offices of Advanced Fox are located in a facility of approximately 6,400 square feet in Huntingdon Valley, Pennsylvania which is owned by Rare Limited Partnership, of which Mr. Rade and his spouse are partners. In connection with the Advanced Fox acquisition, the Company entered into a five year lease for this facility with Rare Limited Partnership. This lease, as amended to reflect additions to the facility, provides for an annual rent of $70,000 and requires the Company to pay applicable real estate taxes, maintenance and insurance costs. Rental payments for the 12 months ended December 31, 1997, 1996 and 1995 were $76,000, $70,000 and $55,800, respectively.

     Except as disclosed in this Consent Statement, to the knowledge of the Committee, none of the members of the Committee, the persons participating in this consent solicitation on behalf of the Committee, the Committee Nominees or any associate of any of the foregoing: (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or of any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred any indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year,
(vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year, (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, (viii) knows of any currently proposed transaction or series of similar transactions to which the Company or any of its subsidiaries is to be a party, in which the amount involved exceeds $60,000 and in which any of the foregoing had or will have a direct or indirect material interest, or (ix) has, had or will have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year or in any proposed transaction, to which the Company or any of its affiliates was or is a party. None of the members of the Committee nor any of the Committee Nominees have been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

    COMPENSATION OF CERTAIN EXECUTIVE OFFICERS AND DIRECTORS

     Information relating to the compensation paid by the Company to Stephen Rade is set forth in Item 11 of the Annual Report on Form 10-K for the year ended December 31, 1997 filed by the Company with the SEC and is hereby incorporated by reference.

     The Company does not pay a fee to its directors, although it does reimburse non-employee directors for expenses incurred in attending meetings of the Board of Directors.

 SECURITY OWNERSHIP OF THE COMMITTEE AND THE COMMITTEE NOMINEES

     The following tables set forth certain information relating to shares of Common Stock beneficially owned by each member of the Committee, by each Committee Nominee and by their associates.

Beneficial ownership of shares of Common Stock is determined in accordance with SEC Rule 13d-3d(1), which provides that a person is deemed to own beneficially any stock with respect to which he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
(i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or to direct the disposition of the stock.
A person is also deemed to be the beneficial owner of any stock which he has the right to acquire (including through the exercise of any option or warrant) within 60 days. Unless otherwise indicated in a footnote, the beneficial owner of shares of Common Stock identified in the tables below has sole voting and sole investment power with respect to such shares.

         COMMON STOCK OWNED BY MEMBERS OF THE COMMITTEE


Name and Business Address of          Shares Beneficially
Percent of
     Beneficial Owner                      Owned
 Class(1)
Stephen Rade                                645,000(2)
   12.3%
3915 Sommers Drive
Huntingdon, PA  19006

Robert W. Tauber                            245,000(3)
    4.7%
2192 Harbour Heights Road
San Diego, CA  92019

William S. Sapp, Sr.                          6,000(4)
 Less than
17719 Old Winery Way
     1%
Poway, CA  92064


                            Footnotes

(1) Based upon information set forth in the Annual Report on Form 10-K for the year ended December 31, 1997 as filed by the Company with the SEC.

(2) Mr. Rade has pledged to purchase an additional 25,000 shares of Common Stock following the adoption of the Committee's proposals by the stockholders.

(3) Includes 50,000 shares issuable upon the exercise of an option.

(4) Does not include 807,865 shares owned by Mr. Sapp's adult children.

          COMMON STOCK OWNED BY THE COMMITTEE NOMINEES

Name and Business Address of          Shares Beneficially
Percent of
     Beneficial Owner                       Owned
 Class(1)
Allan S. Kalish                              None(2)
    N/A
828 Youngsford Road
Gladwyne, Pa  19035

Robert C. Meehan                             79,950
    1.5%
11 Johnson Avenue
Binghamton, NY  13905

                            Footnotes

(1) Based upon information set forth in the Annual Report on Form 10-K for the year ended December 31, 1997 as filed by the Company with the SEC.

(2)  Mr. Kalish has pledged to purchase 10,000 shares of Common
     Stock if he is elected to the Board of Directors pursuant to this Consent Solicitation.

                       GENERAL INFORMATION

Record Date and Stockholders Entitled to Consent

     Section 213(b) of the DGCL provides that the Board of Directors may fix a record date for determining the stockholders entitled to consent in writing to a corporate action without a meeting. Section 213(b) further provides that, if no record date shall have been previously fixed by the Board of Directors, the record date for determining the stockholders entitled to consent in writing to a corporate action shall be the first date on which a signed written consent setting forth the action to be taken is delivered to the corporation. The Board of Directors of the Company did not fix in advance a record date for this consent solicitation. Accordingly, pursuant to Section 213(b) of the DGCL and for the purpose of setting a record date for this consent solicitation, Stephen Rade delivered to the Company on April 29, 1998 an executed written consent with respect to 645,000 shares of Common Stock owned by him. Accordingly, the record date for purposes of this consent solicitation is April 29, 1998 (the "Record Date") and only those stockholders of record as of the close of business on that date are entitled to execute a consent pursuant to this consent solicitation.

Consents Required

     The Director Removal Proposal and the Director Election Proposal can each be effected as soon as duly executed consents in favor thereof are received from the holders of a majority of the shares of Common Stock outstanding on the Record Date and are delivered to the Company. However, in order for the foregoing proposals to be effected, the required number of duly executed consents must be delivered to the Company within 60 days of the earliest dated consent (i.e., on or before June 29, 1998).

Execution of Consents

     YOUR CONSENT IS IMPORTANT TO THE COMMITTEE, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN. THE COMMITTEE URGES YOU TO ACT TO REMOVE MESSRS. HABER AND TEEGER FROM THE COMPANY'S BOARD OF DIRECTORS AND TO REPLACE THEM WITH
MESSRS. KALISH AND MEEHAN BY DULY SIGNING AND RETURNING THE ENCLOSED WHITE CONSENT CARD IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW.

     You may consent to or withhold consent from the Director Removal Proposal by marking the appropriate box on the enclosed white consent card. You may also withhold your consent to the removal of either Mr. Haber or Mr. Teeger by writing his name in the space provided for this purpose on the white consent card.
If no instructions are given with respect to the Director Removal Proposal, you will be deemed to have consented to the removal of both of Messrs. Haber and Teeger.

               The Committee recommends that you
               consent to the removal of both of
               Messrs. Haber and Teeger from the
               Company's Board of Directors.

     You may consent to or withhold consent from the election of the Committee Nominees by marking the appropriate box on the enclosed white consent card. You may also withhold your consent to the election of either Mr. Kalish or Mr. Meehan by writing his name in the space provided for this purpose on the white consent card. If no instructions are given with respect to the Director Election Proposal, you will be deemed to have consented to the election of both of Messrs. Kalish and Meehan.

               The Committee recommends that you
               consent to the election of both of
               the Committee Nominees.

     A broker non-vote, a direction to withhold authority to consent, an abstention or a failure to return a duly signed consent will have the same effect as withholding consent to the Committee's proposals.

          If shares are held for your account in
          "street name" by a brokerage firm, bank or other intermediary, you must instruct the person who is responsible for your account to consent to the Committee's proposals. In order to do so, you must mark, date and sign the instruction card which accompanied this Consent Statement and return it in the enclosed envelope as soon as possible.

Revocation of Consent

     A consent executed and delivered by a stockholder pursuant to this consent solicitation may be revoked at any time before it is delivered to the Company by means of: (i) a written revocation of such consent, duly signed and dated by the stockholder, or (ii) a later dated consent covering the same shares. A revocation may be in any written form, provided that it states clearly that the consent previously given is thereby revoked and is duly signed and dated by the record holder. Any such revocation or later dated consent must be delivered to the Committee, c/o Beacon Hill Partners, Inc. at 90 Broad Street, 20th Floor, New York, New York 10004, or to the Company at
50 Tannery Road, Unit 2, North Branch, New Jersey 08876. In order to be effective, such revocation or later dated consent must be delivered prior to the time that written consents executed by the holders of a majority of the outstanding shares of Common Stock have been delivered to the Company. The Committee requests that if a revocation or later dated consent is delivered to the Company, a photocopy of that revocation or later dated consent also be delivered to the Committee at the address set forth above.

Solicitation of Consents

     This Consent Statement is furnished in connection with the solicitation by the Committee of written consents in the accompanying form. The solicitation of consents will be made principally by mail. In addition, consents may be solicited by telephone, facsimile or in person. Solicitations may be made by members of the Committee, without compensation. The Committee has also retained Beacon Hill Partners, Inc., a proxy solicitation firm ("Beacon Hill"), to assist it in the solicitation of consents. The Committee has agreed to pay Beacon Hill a fee of approximately $30,000 and to reimburse Beacon Hill for its reasonable out-of-pocket expenses. The Committee has also agreed to indemnify Beacon Hill Partners against certain liabilities and expenses in connection with this solicitation, including certain liabilities under the Federal securities laws. Approximately 25 employees of Beacon Hill will solicit stockholders on behalf of the Committee. Brokerage firms, banks and other nominees who hold shares of Common Stock on behalf of beneficial owners will be reimbursed by the Committee for the reasonable out-of-pocket costs incurred by them in forwarding consent materials to beneficial owners of shares of Common Stock.

     The Committee estimates that the total expense of soliciting consents pursuant to this solicitation will be approximately $100,000 (exclusive of the costs of related litigation, if any, which may occur), all of which will be borne by the Committee.
To date, expenses of approximately $15,000 have been incurred by the Committee. If the Committee Nominees are elected, the Committee intends to request reimbursement from the Company for all or part of these expenses. The Committee does not anticipate that its request for reimbursement will be submitted to a stockholder vote.

Notice of Stockholder Action

     If the actions proposed to be taken by the Committee pursuant to this Consent Solicitation are in fact taken, the Company will promptly notify all stockholders in writing, including those stockholders who have not consented to such actions as required by the DGCL.

Principal Executive Offices of the Company

     The mailing address of the principal executive offices of the Company is as follows: Batteries Batteries, Inc., 50 Tannery
Road, Unit 2, North Branch, New Jersey 08876

            VOTING SECURITIES AND SECURITY OWNERSHIP
           OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the knowledge of the Committee (based upon the Annual Report on Form 10-K for the year ended December 31, 1997 filed by the Company with the SEC), there were 4,743,000 shares of Common Stock issued and outstanding on the Record Date, each of which is entitled to one vote.

     The following table sets forth certain information relating to the beneficial ownership of shares of Common Stock as of the Record Date by: (i) persons who owned of record or beneficially more than five percent of the Common Stock, (ii) the directors and certain executive officers of the Company, and (iii) all directors and executive officers of the Company as a group.
Except for the number of shares of Common Stock beneficially owned by Messrs. Rade, Tauber, and Sapp, Sr., the information appearing in the table below is based upon information set forth in the Annual Report on Form 10-K for the year ended December 31, 1997 filed by the Company with the SEC and may not be accurate as of the Record Date because changes in beneficial ownership may have occurred since the effective date of the filing involved.

Shares
Name and Business Address of
Beneficially     Percent
     Beneficial Owner                  Position or Title
   Owned       of Class
Stephen Rade                      Executive Vice President
 645,000(1)      12.3%
3915 Sommers Drive                and Director
Huntingdon, PA  19006

Robert W. Tauber                  Vice President and Director
 245,000(2)       4.7%
2192 Harbour Heights Road
San Diego, CA  92019

William S. Sapp, Sr.              Director
   6,000(3)        *
17719 Old Winery Way
Poway, CA  92064

Warren H. Haber                   Chairman of the Board and
 235,006(4)       4.9%
Batteries Batteries, Inc.         Director
50 Tannery Road
North Branch, NJ  08876

John Teeger                       Vice President, Secretary
 105,862(5)       2.2%
Batteries Batteries, Inc.         and Director
50 Tannery Road
North Branch, NJ  08876

Ronald E. Badke                   Vice President and Chief
  34,999(6)        *
Batteries Batteries, Inc.         Financial Officer
50 Tannery Road
North Branch, NJ  08876

Bruce A. Barnet                   Director
  27,626(7)        *
Batteries Batteries, Inc.
50 Tannery Road
North Branch, NJ  08876

John Simon                        Director
  10,360(8)        *
Batteries Batteries, Inc.
50 Tannery Road
North Branch, NJ  08876

Fred Corrado                      Director
  10,000(6)        *
Batteries Batteries, Inc.
50 Tannery Road
North Branch, NJ  08876

William S. Sapp, Jr.              Greater than 5% stockholder
 278,932(9)       5.8%
17778 Old Winery Way
Poway, CA 92064

James Sapp                        Greater than 5% stockholder
 250,093(10)      5.3%
c/o Battery Zone
26 Gates Head Drive
Bridgewater, NJ 08807

Susan Sapp Grandt                 Greater than 5% stockholder
 278,840(11)      5.8%
3731 Pitzen Road
McHenry, IL  60050

Alan W. Baldwin                   President, Chief Executive
  66,667(12)       *
Batteries Batteries, Inc.         Officer and Director
50 Tannery Road
North Branch, NJ  08876

David R. Peterson                 President of Battery Network
  27,917(13)       *
Batteries Batteries, Inc.
50 Tannery Road
North Branch, NJ  08876

All Directors and Officers
1,423,437(14)     28.2%
as a Group (13 Persons)

  *  Less than 1 percent

                            Footnotes

(1) Mr. Rade has pledged to purchase an additional 25,000 shares of Common Stock following the adoption of the committee's proposals by the stockholders.

(2) Includes 50,000 shares issuable upon the exercise of an option.

(3) Does not include 807,865 shares owned by Mr. Sapp's adult children.

(4) Includes 50,000 shares issuable upon the exercise of an warrant, but does not include an aggregate of 25,900 shares owned by Mr. Haber's children and brother, as to which shares he disclaims beneficial ownership.

(5) Includes 50,000 shares issuable upon the exercise of an warrant, but does not include an aggregate of 24,173 shares owned by Mr. Teeger's wife and children, as to which shares he disclaims beneficial ownership.

(6) Represents shares issuable upon the exercise of an option or options within 60 days.

(7) Includes 10,360 shares issuable upon the exercise of an option.

(8) Represents shares issuable upon the exercise of an option or options within 60 days; does not include shares owned by Allen & Company Incorporated, of which Mr. Simon is a
     Managing Director.

(9) Includes 92,977 shares issuable upon the exercise of options.

(10) Includes 72,608 shares issuable upon the exercise of options.

(11) Includes 93,280 shares issuable upon the exercise of options.

(12) Includes 10,360 shares issuable upon the exercise of options within 60 days.

(13) Includes 16,667 shares issuable upon the exercise of options within 60 days.

(14) Includes 299,053 shares subject to the options and warrants described in the foregoing notes.

               DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the following documents are incorporated by reference in this Consent Statement:

          - Annual Report of the Company on Form 10-K for the year ended December 31, 1997;

          -    Current Report of the Company on Form 8-K dated
               January 7, 1997; and

          -    Registration Statement of the Company on Form S-1
               (No. 33-80939).

     The Committee will provide without charge to each person to whom this Consent Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Consent Statement. Any such request should be made to the Committee, c/o Beacon Hill, as follows:

                   Beacon Hill Partners, Inc.
                   90 Broad Street, 20th Floor
                    New York, New York 10004

                         (800) 755-5001

                   In New York (212) 843-8500

                           APPENDIX A


          INFORMATION RELATING TO THE PURCHASE AND SALE
          OF SHARES OF COMMON STOCK BY ROBERT C. MEEHAN


      Date of             Nature of                   Number
    Transaction          Transaction                 of Shares

      06-26-97            Purchase                      5,000

      06-27-97            Purchase                     25,000

      08-12-97              Sale                        5,000

      08-13-97              Sale                       10,000

      08-15-97              Sale                       10,000

      08-21-97            Purchase                     10,250

      08-22-97            Purchase                      2,700

      08-27-97            Purchase                      7,050

      09-09-97              Sale                        5,000

      11-06-97            Purchase                      5,000

      11-07-97            Purchase                      5,000

      11-10-97            Purchase                     10,000

      11-11-97            Purchase                      5,000

      11-18-97            Purchase                      3,000

      12-04-97            Purchase                      2,000

      12-08-97            Purchase                      5,000

      12-09-97            Purchase                     15,000

      12-30-97            Purchase                      5,000

      01-13-98            Purchase                      3,000

      01-22-98            Purchase                      1,550

      03-23-98              Sale                        3,550

      03-27-98            Purchase                      3,950

This Consent is Solicited by the Batteries Batteries, Inc.
Committee to Maximize Shareholder Value

                    BATTERIES BATTERIES, INC.

              WRITTEN CONSENT TO STOCKHOLDER ACTION


          Pursuant to Section 228(a) of the Delaware General
Corporation Law, the undersigned, being the holder of record on April 29, 1998 (the "Record Date") of shares of the $.001 par value common stock (the "Common Stock") of Batteries Batteries, Inc. (a
Delaware corporation hereinafter referred to as the "Company") or being duly authorized to act on behalf of such a holder, hereby consents in writing to each of the following actions, such consent to be applicable to all of the shares of Common Stock held of record by the undersigned on the Record Date and to all of the shares of Common Stock held of record on the Record Date by any person who has duly authorized the undersigned to act on his behalf:

1.   Director Removal Proposal          THE COMMITTEE RECOMMENDS
                                        CONSENT/FOR THIS PROPOSAL

          RESOLVED, that each of the directors of the Company identified below (and any other person or persons who may be elected or appointed to the Board of Directors of the Company after the Record Date and prior to the effective date of this stockholder action, including any person who may be elected or appointed as a successor to any director identified below) be and is hereby removed without cause as a director of the Company, effective immediately:

               Warren H. Haber          John L. Teeger

      ____                               ____
     /___/ Consent/For                  /___/ Consent Withheld

     Instruction:  To withhold consent to the removal of a
     specific director, write his name here:
     _________________.

     If no box is marked, you will be deemed to have consented to the Director Removal Proposal.

2.   Director Election Proposal         THE COMMITTEE RECOMMENDS
                                        CONSENT/FOR THIS PROPOSAL

          RESOLVED FURTHER, that the following persons be and are hereby elected as directors of the Company, effective immediately, each of whom shall serve until the next annual meeting of the stockholders of the Company and until his successor is duly elected and has qualified:

               Allan S. Kalish          Robert C. Meehan

      ____                               ____
     /___/ Consent/For                  /___/ Consent Withheld


     Instruction: To withhold consent to the election of a specific nominee, write his name here:________________.

     If no box is marked, you will be deemed to have consented to the Director Election Proposal.


          IN WITNESS WHEREOF, this Written Consent is duly executed on the date set forth below.


                                   Dated:____________________



                                   ______________________________
                                         Signature


                                   ______________________________
                                        Signature (If held
jointly)



_______________________________
                                        Title or Authority
                                        (If applicable)


     Please sign exactly as your name appears hereon. If stock is held jointly, each joint owner should sign. If signing for a corporation or partnership or as attorney-in-fact or other fiduciary, please indicate your full title.

     PLEASE MARK, DATE AND SIGN THIS CONSENT CARD AND RETURN IT
AS
PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

